SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C.  20549

                                  Form 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) January 3, 1994
                             (December 20, 1993)

                          Seneca Foods Corporation
           (Exact name of registrant as specified in its charter)

       New York                            0-1989           16-0733425
    (State or other jurisdiction of     (Commission    (I. R. S. Employer
   incorporation or organization)      File Number)   Identification No.)

     1162 Pittsford-Victor Road, Pittsford, New York              14534
 (Address of principal executive offices)                         (Zip Code)


   Registrant's telephone number, including area code        716/385-9500


                               Not Applicable
             Former name, former address and former fiscal year,
                        if changed since last report
                                  Form 8-K

                          Seneca Foods Corporation


Item 2. Acquisition or Disposition of Assets

As previously announced on December 7, 1993, on December 20, 1993 Seneca Foods Corporation ("Seneca") acquired certain assets of ERLY Juice, Inc. and WorldMark, Inc. (together referred to as "ERLY"). The assets acquired include certain trademarks, inventory, accounts receivable, and manufacturing facilities located in Eau Claire, Michigan. The purchase price was based on the book value of the assets acquired other than Property, Plant, and, Equipment and $4,500,000 for the Property, Plant, and, Equipment. The purchase price of $8,472,000 was funded out of working capital. The purchase price is subject to adjustment to reflect the book value of the assets transferred as of December 20, 1993.

In an unrelated transaction Seneca acquired the Wapato, Washington juice processing business of Sanofi Bio-Industries, Inc. ("Sanofi") on November 30, 1993. The purchase price was $3,299,000 which was funded out of working capital. This transaction in of itself does not require reporting but is included to give a better reflection of where Seneca will be after both transactions.

Item 7. Financial Statements and Exhibits

   Pro Forma Financial Information

   The pro forma financial information required by Article 11 of Regulation S-X is attached hereto as Attachment A. This includes both ERLY and Sanofi pro forma adjustments.

   Exhibits

   The Asset Purchase and Sale Agreement and the Earnest Money Contract dated December 22, 1993 of ERLY are attached hereto as Attachment B. Seneca will furnish to the Commission upon request the exhibits to these agreements.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Seneca Foods Corporation
                                              (Registrant)

                                        /s/Kraig H. Kayser
January 3, 1994                         Kraig H. Kayser
                                        President and
                                        Chief Executive Officer